Separation Agreement and Release
This Separation Agreement and Release (“Agreement”) is made by and between Werner Cautreels, Ph.D. (“Executive”) and Selecta Biosciences, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).
WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of June 6, 2016 (the “Employment Agreement”); and
WHEREAS, in connection with Executive’s termination of employment with the Company or a subsidiary or affiliate of the Company effective November 30, 2018 (the “Separation Date”), the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested equity securities of the Company, vested benefits or Executive’s right to defense or indemnification by the Company or any of its affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”). The Company agrees not to contest Executive’s application for unemployment benefits; provided that nothing herein shall prohibit the Company from responding truthfully to requests for information from, or require the Company to make any false or misleading statements to, any governmental authority.
NOW, THEREFORE, in consideration of the severance payments and benefits described in Section 4 of the Employment Agreement, as modified by this Agreement, which, pursuant to the Employment Agreement, are conditioned on Executive’s execution and non-revocation of this Agreement, and in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
1.    Resignation of Employment; Continued Service on Board. Executive’s employment with the Company shall terminate effective as of the Separation Date. Effective as of the Separation Date, Executive shall no longer serve as President and Chief Executive Officer of the Company and shall no longer serve in any officer or other position with the Company or any of its subsidiaries or affiliates, except that, (i) Executive will provide consulting and advisory services to the Company following the Separation Date on such terms and conditions as set forth in that certain Consulting Agreement between Executive and the Company, effective as of December 1, 2018 (the “Consulting Agreement”), and (ii) Executive will continue to serve, in the capacity of a non-employee director, on the board of directors of the Company (the “Board”) during the period beginning on the Separation Date and ending on December 31, 2018 or Executive’s earlier removal or resignation from the Board.
2.    Severance Payments; Salary and Benefits. The Company agrees to provide Executive with the severance payments and benefits described in Section 4(b), including (but not limited to) up to 12 months of COBRA premiums, and Section 4(c) of the Employment Agreement, in each case, payable at the times set forth in, and subject to the terms and conditions of, the Employment Agreement, provided that, (i) in lieu of the cash payment set forth in Section 4(b)(i) of the Employment Agreement, Executive shall receive an amount in cash equal to $237,000, payable in equal installments in accordance with the Company’s normal payroll practices over the 6-month period beginning December 1, 2018 (with amounts that would otherwise be paid prior to effectiveness of this Agreement being accumulated and paid in a lump sum on the first ordinary payroll date following the date this Agreement becomes effective), and (ii) in lieu of a prorated portion of the Annual Bonus as set forth in Section 4(b)(ii) of the Employment Agreement, Executive shall receive 100% of the Annual Bonus for calendar year 2018 based on actual performance as determined by the Board or an authorized committee thereof and paid in a lump sum at the same time annual bonuses are paid generally to other actively employed executive employees of the Company, but no later than March 15, 2019. Further, for 12 months following the Separation Date, the Company will pay the premiums to continue Executive’s international health coverage with GeoBlue and long-term care coverage with Transamerica. Executive will be responsible for the employee portion of any taxes owed as a result of the premium payments. In addition, to the extent not already paid, and subject to the terms and conditions of the Employment Agreement, the Company shall pay or provide to Executive all other payments or benefits described in Section 3(c) of the Employment Agreement, subject to and in accordance with the terms thereof.

3.    Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of its direct or indirect subsidiaries and affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:
(a)    any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;
(b)    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;
(e)    any and all claims for violation of the federal or any state constitution;
(f)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement;
(h)    any and all claims arising out of the wage and hour and wage payment laws and regulations of the state or states in which Executive has provided service to the Company or any of its affiliates (including without limitation the Massachusetts Payment of Wages Law); and
(i)    any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such governmental agency or entity), Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company or any Releasee), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for breach of the Consulting Agreement or Section 3(c), Section 4(b) or Section 4(c) of the Employment Agreement.
4.    Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement; (c) Executive has 7 days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the Vice President, Human Resources of the Company; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
5.    Mutual Non-Disparagement. Executive agrees that, at all times, Executive shall refrain from making any negative, critical or disparaging statements, implied or express, concerning the Company, its affiliates and their respective directors, officers, agents or employees. The Company agrees that, at all times, it shall cause the members of the Board to refrain from making any negative, critical or disparaging statements, implied or express, concerning Executive. However, nothing in this Section 5 prohibits either Party’s disclosure of information that is required to be disclosed to enforce this Agreement or to comply with applicable law or order of a court or other regulatory body of competent jurisdiction.
6.    Whistleblower Protections; Trade Secrets. Nothing in this or any prior agreement between Executive and the Company (together, the “Subject Documents”) prevents Executive from reporting possible violations of law or regulation to any governmental agency or entity in accordance with Section 21F of the Securities Exchange Act of 1934, Section 806 of the Sarbanes-Oxley Act of 2002 or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in any Subject Document: (a) Executive shall not be in breach of any Subject Document, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and

(b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
7.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
8.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
9.    Governing Law. This Agreement shall be subject to the provisions of Sections 9(a) and 9(c) of the Employment Agreement, except that, for purposes of Section 9(c) of the Employment Agreement, reference to the “General Counsel” shall be replaced with “Vice President, Human Resources”.
10.    Effective Date. Each Party has seven days after that Party signs this Agreement to revoke it and this Agreement will become effective on the eighth day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date.
11.    Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.
12.    Withholding. The Company may withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold. The Company may rely on the advice of counsel if any questions as to the amount or requirement of withholding arise.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:	December 1, 2018	/s/ Werner Cautreels, Ph.D.
Werner Cautreels, Ph.D.

SELECTA BIOSCIENCES, INC.

Dated:	December 1, 2018	By:	/s/ Patrick Zenner
			Name:	Patrick Zenner
			Title:	Director